UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2004

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)

3280 Bayshore Boulevard Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 27, 2004, InterMune, Inc. (“InterMune”) reported its financial results for three- and nine-month periods ended September 30, 2004.  A copy of the press release issued by InterMune on October 27, 2004 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Each non-GAAP financial measure presented in the press release furnished herewith was included because InterMune’s management uses this information to monitor and evaluate on-going operating results and trends excluding certain items.  The non-GAAP financial measures used within InterMune’s press release furnished herewith include:

•      Net loss and net loss per share for the three months ended September 30, 2004, excluding charges relating to the early retirement of $97.0 million of InterMune’s 5.75% convertible subordinated notes repurchased during the quarter and a charge relating to contractual purchase commitments for excess Actimmune inventory;

•      Cost of goods sold for the three months ended September 30, 2004, excluding a charge for contractual purchase commitments for excess Actimmune inventory;

•      Net loss and net loss per share for the three months ended September 30, 2003, excluding an accrual for a milestone-based liability associated with oritavancin, which we are seeking to divest, and an impairment charge for Amphotec® / Amphocil® (amphotericin B cholesteryl sulfate complex for injection), which we are also seeking to divest;

•      Net loss and net loss per share for the nine months ended September 30, 2004, excluding charges relating to the early retirement of all of InterMune’s 5.75% convertible subordinated notes repurchased during the period and a charge relating to contractual purchase commitments for excess Actimmune inventory;

•      Cost of goods sold for the nine months ended September 30, 2004, excluding a charge for contractual purchase commitments for excess Actimmune inventory;

•      Net loss and net loss per share for the nine months ended September 30, 2003, excluding (i) an accrual for a milestone-based liability associated with oritavancin, which we are seeking to divest, (ii) an impairment charge for Amphotec® / Amphocil® (amphotericin B cholesteryl sulfate complex for injection), which we are also seeking to divest and (iii) payments due to Amgen Inc. and Nektar Therapeutics related to performance milestones InterMune achieved in its PEG-Alfacon program.

InterMune’s management believes such non-GAAP financial measures are also useful for investors because the charges are the result of transactions or circumstances that by their nature are infrequent.  Consequently, excluding those charges from InterMune’s operating results provides users of InterMune’s financial statements an important insight into InterMune’s operating results and related trends that affect its core business.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into filing with the U.S. Securities and Exchange Commission made by InterMune, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Dated: October 26, 2004	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chief Executive Officer and President

EXHIBITS

99.1         Press Release entitled “InterMune Announces Third Quarter Financial Results,” dated October 26, 2004.